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                                                                    EXHIBIT 3(i)


BCS/CD-510(REV. 12/03)

                 MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
                         BUREAU OF COMMERCIAL SERVICES

Date Received           (For Bureau Use Only)

                        This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document

Gayle Aiken, Legal Assistant
Honigman Miller Schwartz and Cohn LLP
2290 First National Building
Detroit, MI 48226

                                                EFFECTIVE DATE

- Document will be returned to the name and address you enter above. -

                       RESTATED ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS

      Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

      1.    The present name of the corporation is: Tarpon Industries, Inc.

      2.    The identification number assigned by the Bureau is: 242-02C

      3.    All former names of the corporation are: Wall St. Acquisitions, Inc.

      4.    The date of filing of the original Articles of Incorporation was:
            January 16, 2002

ARTICLE I.

      The name of the corporation is: Tarpon Industries, Inc.

ARTICLE II.

      The purpose of purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act (the "Act").

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ARTICLE III.

      The total authorized shares:

      1.    Common Shares        20,000,000

            Preferred Shares      2,000,000

      2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

            Preferred Shares. The Board of Directors may cause the corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these Restated Articles of Incorporation.

ARTICLE IV.

      1. The address of the registered office is: 2420 Willis St, Marysville, Michigan 48040

      2. The mailing address of the registered office, if different than above: N/A

      3.    The name of the resident agent at the registered office is:
            James T. House

ARTICLE V.

      When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class or creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VI.

      To the full extent permitted by the Act or any other applicable laws presently or hereafter in effect, no director of the corporation shall be personally liable to the corporation or its shareholder for or with respect to any acts or omissions in the performance of his or her duties as a director of the corporation. Any repeal or modification of this article shall not adversely affect any right or protection of a director of the corporation existing immediately prior to, or for or with respect to, any acts or omissions occurring before such repeal or modification.

ARTICLE VII.

      Pursuant to Section 784(1)(b) of the Act, the corporation expressly elects not be to governed by Chapter 7A of the Act, being Sections 755 through 784 of the Act, provided that the corporation's Board of

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      Directors may terminate this election in whole or in part by action of the majority of directors then in office.

ARTICLE VIII.

      The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three or more than fifteen directors, the exact number of directors to be determined from time to time solely by a resolution adopted by an affirmative vote of a majority of the directors then in office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 2004 Annual Meeting of shareholders, Class I directors shall be elected for a term ending at the 2007 Annual Meeting of shareholders, Class II directors shall be elected for a term ending at the 2005 Annual Meeting of shareholders, and Class III directors shall be elected for a term ending at the 2006 Annual Meeting of the shareholders. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

      If the number of directors is changed, any increase or decrease shall be apportioned among the classes of directors so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. When the number of directors is increased by the Board of Directors and any newly-created directorships are filled by the Board, the additional directors shall be classified as provided by the Board.

      A director shall hold office until the meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Newly created directorships resulting from an increase in the number of directors and any vacancy on the Board of Directors may be filled by an affirmative vote of a majority of the directors then in office. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director elected by the Board of Directors to fill a vacancy shall hold office until the next election of the class for which the director shall have been chosen and until his or her successor shall be elected and shall qualify. A director or the entire Board of Directors may be removed only for cause.

      Notwithstanding the foregoing, whenever the holders of any one or more classes of Preferred Shares or series thereof issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of these Restated Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article.

      This Article may only be amended by the affirmative vote of holders of 90% of the outstanding Common Shares of the corporation, in addition to the vote otherwise required by the Act.

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      5. These Restated Articles of Incorporation were duly adopted on the_______day of _______, 2004 in accordance with the provisions of Section 642 of the Act and:

      [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

      [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

      [ ] were duly adopted by the written consent of the shareholder having not less than the minimum number of votes required by statute in accordance with
Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

      [X] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

      [ ] by consents given by electronic transmissions in accordance with
Section 407(3) of the Act.

                                            Signed this_____day of______, 2004.

                                            By:_________________________________
                                                  Name:
                                                  Its:

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